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                                                                      Exhibit 3


                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT dated as of December 19, 1996, is by and between THERESA A. HULL, an individual resident of Indiana (the "Shareholder"), and SOUTHCAP Corporation, a Tennessee corporation ("SOUTHCAP").

                                   RECITALS:

            SOUTHCAP is interested in purchasing shares of the common stock of United Home Life Insurance Company, an Indiana insurance company (the "Company"). Shareholder is presently the record holder of that number shares of common stock of the Company set forth opposite the Shareholder's name on the signature page hereof (the "Current Stock"). In addition, Shareholder is a beneficiary under the trust created by the will of Florence J. Schoettle dated January 30, 1986 (the "Trust"), which owns approximately 496,568 shares of common stock of the Company. The terms of the Trust provide for its dissolution on January 26, 1997, and at such time, all of the shares of common stock of the Company which are held by the Trust are to be distributed equally to all beneficiaries. Upon dissolution, Shareholder will receive a distribution of approximately 35,469 shares of common stock of the Company (all of such shares to be received shall be referred to as "Future Stock"). SOUTHCAP desires to purchase all of the Current Stock and all of the Future Stock, and the Shareholder is willing to sell all of such shares to SOUTHCAP, all on the terms and conditions hereof.

            NOW, THEREFORE, in consideration of the premises, the Shareholder and SOUTHCAP hereby agree as follows:

            1. PURCHASE AND SALE OF STOCK. Shareholder hereby agrees to sell to SOUTHCAP, and SOUTHCAP agrees to purchase from Shareholder, the Current Stock and the Future Stock, upon the dissolution of the Trust and the distribution of the shares to the Shareholder, all on the terms and conditions set forth herein.

            2. PURCHASE PRICE. The purchase price to be paid for the Current Stock and the Future Stock (the "Purchase Price") shall be $4.50 per share, subject to increase as provided herein. The Purchase Price to be paid shall be increased to the per share amount paid by SOUTHCAP in the event that SOUTHCAP makes a general tender offer to all shareholders of the Company which results in SOUTHCAP owning a majority of all outstanding shares of the Company and the amount paid to those shareholders in the tender offer exceeds the sum of $4.50 per share.

            3. CLOSING DATE. The closing with respect to the Current Stock shall be as mutually agreed upon, and in no event after the closing with respect to the Future Stock at the offices of Baker & Daniels, Indianapolis, Indiana. The closing with respect to the Future Stock shall be ten (10) days after receipt of those shares. In the event that the Future Stock has not been distributed to Shareholder and delivered pursuant to the terms hereof on or before June 1, 1997, SOUTHCAP may, upon notice to Shareholder, terminate its obligations to purchase the Future Stock.

            4. VOTING RIGHTS; COOPERATION. At the closing of the purchase of the Current Stock, Shareholder shall execute and deliver to SOUTHCAP the proxy in the form attached hereto as Exhibit A granting SOUTHCAP the right to exercise all voting with respect to all shares of Future Stock (the "Future Stock Proxy"). The proxy shall be irrevocable for so long as shares of Future Stock are subject to purchase by SOUTHCAP pursuant to this Agreement. In addition, Shareholder agrees to cooperate to provide information as reasonably requested by SOUTHCAP with respect to Future Stock and the Trust.


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            5. DELIVERIES AT CLOSING.

               (a) SOUTHCAP has delivered to Shareholder the sum of $ -0- as a deposit toward the purchase of the Current Stock and the Future Stock which shall be applied toward the Purchase Price. At the closing(s), (i) SOUTHCAP will deliver to Shareholder its company check in the amount of the Purchase Price for the shares to be purchased at that closing, less the amount of the deposit previously delivered, and (ii) the Shareholder shall deliver (A) the stock certificate or certificates representing all shares of the Current Stock and the Future Stock, as appropriate, said certificates being duly endorsed or accompanied by an appropriate stock transfer power, duly executed, at Shareholder's expense, or an appropriate stock transfer power duly executed at Shareholder's expense, and (B) the Future Stock Proxy, duly executed by Shareholder. In the event the Shareholder does not have the stock certificate for the Current Stock in her possession at the time of closing, the Shareholder shall execute and deliver an appropriate stock transfer power at the closing and deliver the stock certificate to SOUTHCAP within three (3) days after Shareholder receives the stock certificate.

               (b) In the event of an increase in the per share consideration as set forth herein, SOUTHCAP shall mail to Shareholder at the address set forth on the signature page hereof the additional sum warranted no later than ten (10) days after the purchase of shares in the tender offer.

            6. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder owns the entire record and beneficial interest in the Current Stock and the entire beneficial interest in the Future Stock and has the complete and unrestricted power and the unqualified right to sell, assign, transfer, and deliver the Current Stock and Future Stock, and SOUTHCAP shall acquire at closing, good, valid, and marketable title to all of the Current Stock and Future Stock free and clear of any liabilities, obligations, claims, liens, options, charges, encumbrances, and restrictions of any kind whatever. The Current Stock and the Future Stock represents all of the shares of common stock of the Company owned, directly or beneficially, by the Shareholder.

            7. REPRESENTATIONS AND WARRANTIES OF SOUTHCAP. SOUTHCAP represents and warrants to the Shareholder that it is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee and that the execution and delivery of this Agreement by SOUTHCAP together with the performance of its obligations have been duly authorized by all necessary corporate actions and authorizations. SOUTHCAP represents and warrants to the Shareholder that this Agreement has been duly and validly executed and delivered by SOUTHCAP and that this Agreement constitutes a legal, valid, and binding obligation of SOUTHCAP enforceable in accordance with the terms. SOUTHCAP acknowledges that it is relying solely upon information which it has obtained respecting the Company, and that it is not relying upon any information provided by the Shareholder relating to the Company except as set forth herein.

            8. CONDITIONS TO OBLIGATIONS OF SOUTHCAP. SOUTHCAP's obligation to purchase the Current Stock and the Future Stock are conditioned only upon the receipt of any required consent or approval by the Indiana Department of Insurance affecting acquisition of greater than 10% of the outstanding securities of an Indiana insurer without prior approval. SOUTHCAP represents that it will take all steps reasonably necessary to apply for such approval, if required.

            9.      MISCELLANEOUS.

                    a. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains
            the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived by such party in writing.

                    b. CAPTIONS AND HEADINGS.  The section and paragraph
            headings  contained in this


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            Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

                    c. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                 SOUTHCAP CORPORATION

                                 By:  /s/ John P. Hatter, Jr.
                                      -----------------------------------------
                                      John P. Hatter, Jr., its Attorney-in-Fact

                                 SHAREHOLDER:

Number of Shares                 /s/ Theresa A. Hull
Owned: 932                       ---------------------------------------------
                                 Name: Theresa A. Hull

                                 Mailing Address:

                                 2730 Shelby Street

                                 Indianapolis, IN 46203


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                               IRREVOCABLE PROXY

                  The undersigned shareholder of United Home Life Insurance Company ("United") hereby constitutes and appoints F. W. Lazenby and Fred G. Frick, or either of them, her agent, attorney and proxy, with full power of substitution, to vote in her name, place and stead, all of the shares of voting stock of United that she now or hereafter owns or is entitled to vote on any and all proposals or matters submitted to the shareholders of United.

                  This Proxy is coupled with an interest under a Stock Purchase Agreement dated December 19, 1996 between Theresa Hull and SouthCap Corporation and shall be irrevocable. Theresa Hull shall have no right to vote her shares of voting stock of United nor to revoke this Proxy.

                                  /s/ Theresa A. Hull
                                  -----------------------------------
                                  Theresa Hull

Dated:  December 19, 1996

STATE OF INDIANA    )
                    )SS:
COUNTY OF MARION    )

                  Before me, a Notary Public, in and for the State of Indiana, personally appeared Theresa Hull, who having been first duly sworn, acknowledged the execution of the foregoing Irrevocable Proxy, and stated that any representations contained therein are true.

                  WITNESS my hand and Notarial Seal this 19th day of December, 1996.

                                 /s/ Sarah Jane Oglesby
                                 --------------------------------------
My Commission Expires:               Sarah Jane Oglesby
                                 --------------------------------------
                                 Printed

   8/6/96
--------------------

I am a resident of:

Marion County, Indiana